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                                                                    EXHIBIT 23.4



                          Consent of Independent Auditors

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports, dated December 14, 1999, September 29, 1999, November 8, 1999, August 12, 1999, August 12, 1999 and October 18, 2000, with respect to the financial statements of Eastern Waste of Bethlehem, Inc., Bethlehem Landfill (a division of the City of Bethlehem), N. Vaccaro Transfer Station, Atlantic of New York Inc. (as of and for June 30, 1998), Atlantic of New York Inc. (as of and for December 31, 1998) and R&A Bender Inc., respectively, included in this Amendment No. 2 to Registration Statement on Form S-4 and the related prospectus of IESI Corporation and the Subsidiary Guarantors named therein for the registration of $150 million of 10 1/4% Senior Subordinated Notes due 2012 and the related Subsidiary Guarantees.

/s/ Shapiro Goldstein & Company LLP


Shapiro Goldstein & Company, LLP
Jericho, New York
November 15, 2002